Exhibit 99

[LOGO]
Heartland Financial USA, Inc.

PRESS RELEASE

October 17, 2002


FROM:     Lynn B. Fuller - Chairman, President and CEO
          (563) 589-2105
          John K. Schmidt - Executive Vice President and CFO
          (563) 589-1994

RE:       Third Quarter 2002 Earnings

RELEASE:  Immediate

HEARTLAND FINANCIAL USA, INC. REPORTS A 79% INCREASE IN THIRD
QUARTER EARNINGS

(Dubuque, Iowa) Heartland Financial USA, Inc. (HTLF - OTC BB) today announced a $2.115 million or 79% increase in earnings for the third quarter of 2002. Net income totaled $4.777 million, or $.48 on a diluted earnings per common share basis, compared to $2.662 million, or $.27 on a diluted earnings per common share basis, during the same quarter in 2001. Return on common equity was 16.20% and return on assets was 1.13% for the third quarter of 2002. For the same period in 2001, return on equity was 10.38% and return on assets was .67%.

Chairman, President and Chief Executive Officer Lynn B. Fuller noted, "Heartland's third quarter was an excellent quarter, as we saw growth in margin, reduced provision expense and relatively modest growth in noninterest expense. The resultant record third quarter earnings and continued asset growth continues to reinforce the value of Heartland's community banking model."

Contributing to the improved earnings during the third quarter of 2002 was the $2.542 million or 19% growth in net interest income due primarily to growth in earning assets. Average earning assets went from $1.420 billion during the third quarter of 2001 to $1.511 billion during the same quarter in 2002, a change of $91 million or 6%. Also contributing to the increased earnings during the third quarter was the $1.020 million or 85% decrease in provision for loan and lease losses. Additionally, noninterest income experienced a $760 thousand or 10% increase, exclusive of securities gains and losses, including impairment losses on equity securities and trading account securities gains and losses, and a valuation adjustment on mortgage servicing rights. Noninterest expense was held to an $874 thousand or 6% increase.

For the nine-month period ended on September 30, 2002, net income increased $4.829 million or 61% when compared to the same period in 2001. Net income totaled $12.761 million, or $1.30 on a diluted per common share basis, compared to $7.932 million, or $.82 on a diluted per common share basis, during the same period in 2001. Return on common equity was 15.14% and return on assets was 1.03% for the nine-month period in 2002 compared to 10.65% and .69%, respectively, for the same period in 2001.

The largest contributor to the improved earnings during the first nine months of 2002 was the $7.102 million or 19% growth in net interest income. Average earning assets went from $1.375 billion during the first nine months of 2001 to $1.477 billion during the same period in 2002, a change of $101 million or 7%. The $1.263 million or 42% decrease in provision for loan and lease losses also contributed to the improved earnings for the first nine months of 2002. Additionally, noninterest income experienced a $2.707 million or 13% increase, exclusive of securities gains and losses, including impairment losses on equity securities and trading account securities gains and losses, and valuation adjustments on mortgage servicing rights. In addition to gains on sale of loans, the other noninterest income category to reflect significant improvement was service charges and fees. Noninterest expense was held to a $2.609 million or 6% increase.

The Company's adoption of the provisions of Statement of Financial Accounting Standards ("FAS") No. 142, Goodwill and Other Intangible Assets, on January 1, 2002, discontinued the amortization of $9.507 million in unamortized goodwill. The Company's adoption of the provisions of FAS No. 147, Acquisitions of Certain Financial Institutions, on September 30, 2002, discontinued the amortization of $6.543 million in unamortized other intangibles retroactively to January 1, 2002. The amount of amortization expense recorded during the third quarter of 2001 on this goodwill and other intangibles was $264 thousand ($.03 on a diluted per common share basis). For the nine-month period ended on September 30, 2001, amortization expense on this goodwill and other intangibles was $793 thousand ($.08 on a diluted per common share basis).

A majority of the $76 million or 5% growth in total assets since year-end 2001 occurred during the third quarter. Loans and leases were $1.164 billion and deposits were $1.290 billion at the end of the third quarter, an increase of 5% and 7%, respectively, since year-end 2001. Commercial and agricultural loan growth was $80 million or 12% and $12 million or 9%, respectively, during the first nine months of 2002. A portion of this growth was offset by the $25 million or 15% decrease in the mortgage loan portfolio due to paydowns experienced as customers continued to refinance their mortgage loans into fifteen- and thirty-year fixed rate loans, which the Company usually sells into the secondary market.

Net interest margin, expressed as a percentage of average earning assets, was 4.12% for the third quarter of 2002 compared to 4.02% during the second quarter of 2002 and 3.67% for the third quarter of 2001. The Company manages its balance sheet to minimize the effect a change in interest rates has on its net interest margin. The Company has been successful in the utilization of floors on its commercial loan portfolio to minimize the affect downward rates have on its interest income. If rates begin to edge upward, the Company will not see a corresponding increase in its interest income until rates have moved above the floors in place on these loans. Interest income as a percentage of average earning assets went from 7.83% during the third quarter of 2001 to 6.95% during the third quarter of 2002, a decline of 88 basis points. Additionally, on the liability side of the balance sheet, the Company has locked in some funding in the three- to five-year maturities as rates were at historical low levels. Interest expense as a percentage of average earning assets went from 4.16% during the third quarter of 2001 to 2.83% for the same quarter in 2002, a decline of 133 basis points.

The allowance for loan and lease losses at September 30, 2002, was 1.34% of loans and 253% of nonperforming loans, compared to 1.33% of loans and 180% of nonperforming loans, at year-end 2001. Nonperforming loans decreased to .53% of total loans and leases at September 30, 2002, compared to .73% of total loans and leases at December 31, 2001. The $1.778 million provision for loan losses made during the first nine months of 2002, a decrease of $1.263 million or 42% when compared to the same period in 2001, resulted primarily from a large recovery on a prior-year charge-off and the decrease in nonperforming loans.

Heartland also today announced the signing of an agreement to sell its branch facility in Eau Claire, Wisconsin. The branch has approximately $38 million in loans. The transaction is subject to receipt of regulatory approval and is expected to close in the fourth quarter of 2002.

Heartland is a $1.7 billion financial services company with six banks in Iowa, Illinois, Wisconsin and New Mexico:

     Dubuque Bank and Trust Company, with eight offices in
       Dubuque, Epworth, Farley and Holy Cross, Iowa
     Galena State Bank and Trust Company, with three offices in
       Galena and Stockton, Illinois
     First Community Bank, FSB, with three offices in Keokuk,
       Iowa and Carthage, Illinois
     Riverside Community Bank, with three offices in Rockford,
       Illinois
     Wisconsin Community Bank, with six offices in Cottage Grove,
       Middleton, Sheboygan, Green Bay, Monroe and Eau Claire,
       Wisconsin
     New Mexico Bank and Trust, with eight offices in Albuquerque and Clovis, New Mexico

Other subsidiaries include:

     ULTEA, Inc., a fleet leasing company with offices in Madison and Milwaukee, Wisconsin
     Citizens Finance Co., a consumer finance company with offices in Madison and Appleton, Wisconsin; Dubuque, Iowa;
       and Rockford, Illinois

Additional information about Heartland is available through our website at www.htlf.com.

This release may contain, and future oral and written statements of the Company and its management may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company's management and on information currently available to management, are generally identifiable by the use of words such as believe, expect, anticipate, plan, intend, estimate, may, will, would, could, should or similar expressions. Additionally, all statements in this release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.

A number of factors, many of which are beyond the ability of the Company to control or predict, could cause actual results to differ materially from those in its forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) the economic impact of September 11th, (iii) changes in state and federal laws, regulations and governmental policies concerning the Company's general business; (iv) changes in interest rates and prepayment rates of the Company's assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) changes in technology and the ability to develop and maintain secure and reliable electronic systems;
(vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected results of acquisitions;
(x) unexpected outcomes of existing or new litigation involving the Company; and (xi) changes in accounting policies and practices. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including other factors that could materially affect the Company's financial results, is included in the Company's filings with the Securities and Exchange Commission.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                     For the Quarter Ended
                                         September 30,
                                     2002              2001
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   26,464        $   28,044
Interest expense                     10,786            14,908
                                 ----------        ----------
Net interest income                  15,678            13,136
Provision for loan and lease
 losses                                 177             1,197
Noninterest income                    7,514             7,167
Noninterest expense                  15,626            14,752
Income tax expense                    2,175             1,422
Tax equivalent adjustment               437               270
                                 ----------        ----------
Net income                       $    4,777        $    2,662
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     0.49        $     0.28
Earnings per common share
 - diluted                             0.48              0.27
Adjusted earnings per common
 share - basic (1)                     0.49              0.30
Adjusted earnings per common
 share - diluted (1)                   0.48              0.30
Dividends declared per common
 share                                 0.10              0.09
Weighted average shares
 outstanding - basic              9,819,148         9,584,400
Weighted average shares
 outstanding - diluted            9,894,883         9,692,878

AVERAGE BALANCES
Assets                           $1,681,632        $1,585,087
Loans and leases, net of
 unearned                         1,135,481         1,080,299
Deposits                          1,265,459         1,179,506
Earning assets                    1,510,709         1,420,128
Stockholders' equity                116,974           101,727

EARNINGS PERFORMANCE RATIOS
Return on average assets              1.13%             0.67%
Return on average equity             16.20             10.38
Net interest margin                   4.12              3.67
Net interest margin, excluding
 fleet leasing company debt           4.20              3.80
Efficiency ratio                     69.08             74.69
Efficiency ratio, banks only         56.37             63.98


(1) Excludes goodwill amortization discontinued with the adoption of FAS No. 142 on January 1, 2002, and the adoption of FAS
    No. 147 on September 30, 2002.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                   For the Nine Months Ended
                                         September 30,
                                     2002              2001
                                 ----------------------------

INCOME STATEMENT DATA
Interest income (tax equivalent
 adjusted)                       $   77,076        $   84,417
Interest expense                     32,879            47,322
                                 ----------        ----------
Net interest income                  44,197            37,095
Provision for loan and lease
 losses                               1,778             3,041
Noninterest income                   23,292            22,155
Noninterest expense                  46,147            43,538
Income tax expense                    5,699             3,903
Tax equivalent adjustment             1,104               836
                                 ----------        ----------
Net income                       $   12,761        $    7,932
                                 ==========        ==========

PER COMMON SHARE DATA
Earnings per common share
 - basic                         $     1.30        $     0.83
Earnings per common share
 - diluted                             1.30              0.82
Adjusted earnings per common
 share - basic (1)                     1.30              0.91
Adjusted earnings per common
 share - diluted (1)                   1.30              0.90
Dividends declared per common
 share                                 0.30              0.27
Weighted average shares
 outstanding - basic              9,785,180         9,593,741
Weighted average shares
 outstanding - diluted            9,849,890         9,696,340

AVERAGE BALANCES
Assets                           $1,648,550        $1,535,248
Loans and leases, net of
 unearned                         1,108,473         1,064,991
Deposits                          1,232,423         1,135,700
Earning assets                    1,476,602         1,375,343
Stockholders' equity                112,722            99,555

EARNINGS PERFORMANCE RATIOS
Return on average assets              1.03%             0.69%
Return on average equity             15.14             10.65
Net interest margin                   4.00              3.61
Net interest margin, excluding
 fleet leasing company debt           4.09              3.74
Efficiency ratio                     69.12             75.36
Efficiency ratio, banks only         58.41             65.70

(1) Excludes goodwill amortization discontinued with the adoption of FAS No. 142 on January 1, 2002, and the adoption of FAS
    No. 147 on September 30, 2002.

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                                   As of and      As of and
                                    For the        For the
                                  Nine Months       Year
                                     Ended          Ended
                                 September 30,    December 31,
                                     2002           2001
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,720,241        $1,644,064
Securities                          380,211           325,217
Total loans and leases            1,164,386         1,105,205
Allowance for loan &
 lease losses                        15,565            14,660
Total deposits                    1,290,373         1,205,159
Long-term debt                      130,219           143,789
Total stockholders' equity          119,588           107,090

PER COMMON SHARE DATA
Book value per common share      $    12.19        $    11.06
FAS 115 effect on book value
 per common share                      0.54              0.37

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  731,294        $  651,479
Residential mortgage                144,221           168,912
Agricultural and agricultural
 real estate                        157,830           145,460
Consumer                            121,020           127,874
Direct financing leases, net         13,266            15,570
Unearned discount and deferred
 loan fees                           (3,245)           (4,090)
                                 ----------        ----------
Total Loans and Leases           $1,164,386        $1,105,205
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    5,296        $    7,623
Restructured loans                        -                 -
Loans past due ninety days or
 more as to interest or
 principal payments                     861               500
Other real estate owned                 322               130
Other repossessed assets                424               343
                                 ----------        ----------
Total nonperforming assets       $    6,903        $    8,596
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   14,660        $   13,592
Provision charged to operating
 expense                              1,778             4,283
Loans charged off                    (2,123)           (3,757)
Recoveries                            1,250               542
Additions related to
 acquisitions                             -                 -
                                 ----------        ----------
Balance, end of period           $   15,565        $   14,660
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.53%             0.73%
Ratio of nonperforming assets
 to total assets                      0.40              0.52
Ratio of net loan chargeoffs
 to average loans and leases          0.08              0.30
Allowance for loan losses as
 a percent of loans                   1.34              1.33
Allowance for loan losses as
 a percent of nonperforming
 loans and leases                   252.80            180.47

                                   As of and      As of and
                                    For the        For the
                                  Nine Months       Year
                                     Ended          Ended
                                 September 30,    December 31,
                                     2001           2000
                                 ----------------------------

BALANCE SHEET DATA
Total Assets                     $1,587,886        $1,466,387
Securities                          336,322           228,065
Total loans and leases            1,082,697         1,042,096
Allowance for loan &
 lease losses                        15,244            13,592
Total deposits                    1,186,669         1,101,313
Long-term debt                      123,042           102,856
Total stockholders' equity          103,618            96,146

PER COMMON SHARE DATA
Book value per common share      $    10.82        $    10.00
FAS 115 effect on book value
 per common share                      0.42              0.14

LOAN AND LEASE DATA
Commercial and commercial
 real estate                     $  616,004        $  550,366
Residential mortgage                178,451           215,638
Agricultural and agricultural
 real estate                        145,692           133,614
Consumer                            130,430           128,685
Direct financing leases, net         16,149            17,590
Unearned discount and deferred
 loan fees                           (4,029)           (3,797)
                                 ----------        ----------
Total Loans and Leases           $1,082,697        $1,042,096
                                 ==========        ==========

ASSET QUALITY
Nonaccrual loans                 $    8,017        $    5,860
Restructured loans                        -               357
Loans past due ninety days or
 more as to interest or
 principal payments                     696               523
Other real estate owned                  93               489
Other repossessed assets                488               219
                                 ----------        ----------
Total nonperforming assets       $    9,294        $    7,448
                                 ==========        ==========

ALLOWANCE FOR LOAN AND
 LEASE LOSSES
Balance, beginning of period     $   13,592        $   10,844
Provision charged to operating
 expense                              3,041             3,301
Loans charged off                    (1,737)           (2,280)
Recoveries                              348               585
Additions related to
 acquisitions                             -             1,142
                                 ----------        ----------
Balance, end of period           $   15,244        $   13,592
                                 ==========        ==========

ASSET QUALITY RATIOS
Ratio of nonperforming loans
 to total loans & leases              0.80%             0.65%
Ratio of nonperforming assets
 to total assets                      0.59              0.51
Ratio of net loan chargeoffs
 to average loans and leases          0.13              0.17
Allowance for loan losses as
 a percent of loans                   1.41              1.30
Allowance for loan losses as
 a percent of nonperforming
 loans and leases                   174.96            201.60

HEARTLAND FINANCIAL USA, INC.
CONSOLIDATED FINANCIAL HIGHLIGHTS (Unaudited)
DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA


                            For the               For the
                          Quarter Ended      Nine Months Ended
                          September 30,        September 30,
                          2002      2001      2002      2001
                       ------------------   -------------------
NONINTEREST INCOME
 Service charges and
  fees                 $  2,188  $  1,702    $  6,338  $  4,717
 Trust fees                 871       767       2,607     2,311
 Brokerage commissions      122       181         452       474
 Insurance commissions      158       161         535       590
 Securities gains, net      573       552         729     1,476
 Gain (loss) on trading
  account securities       (450)     (331)       (692)     (510)
 Rental income on
  operating leases        3,583     3,842      11,113    11,491
 Gain on sale of loans    1,049       584       2,578     1,500
 Valuation adjustment
  on mortgage servicing
  rights                   (503)        -        (829)       -
 Impairment loss on
  equity securities        (267)     (455)       (267)     (455)
 Other noninterest
  income                    190       164         728       561
                       --------  --------    --------  --------
  Total noninterest
   income              $  7,514  $  7,167    $ 23,292  $ 22,155
                       ========  ========    ========  ========

NONINTEREST EXPENSE
 Salaries and employee
  benefits             $  7,180  $  6,381    $ 21,088  $ 18,919
 Occupancy                  799       758       2,353     2,365
 Furniture and
  equipment                 792       765       2,441     2,349
 Depreciation on
  equipment under
  operating leases        2,845     2,947       8,754     8,739
 Outside services         1,054       901       3,051     2,525
 FDIC deposit insurance
  assessment                 51        52         157       155
 Advertising                406       394       1,245     1,180
 Goodwill and core
  deposit intangibles
  amortization              124       418         371     1,254
 Other noninterest
  expenses                2,375     2,136       6,687     6,052
                       --------  --------    --------  --------
  Total noninterest
   expense             $ 15,626  $ 14,752    $ 46,147  $ 43,538
                       ========  ========    ========  ========